UNITED STATES SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

April 28, 2005
Date of report (Date of earliest event reported)

Magic Lantern Group, Inc.
(Exact name of registrant as specified in its charter)

New York (State or other jurisdiction of incorporation or organization)	1-9738 (Commission file number)	13-3016967 (IRS Employer Identification No.)

1075 North Service Road West, Suite 27, Oakville, Ontario L6M 2G2
(Address of Principal Executive Offices)

Registrant's telephone number, including area code: (905) 827-2755

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425).
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12).
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)).
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)).

ITEM 3.01

Notice of Delisting or Failure to Satisfy a Continued Listing Rule or
Standard; Transfer of Listing

On April 29, 2005, Magic Lantern Group, Inc. received notice from The American Stock Exchange ("AMEX") indicating that we have failed to satisfy certain continued listing standards.  Specifically, we are not in compliance with: (1) Section 1003(a)(i) of the AMEX Company Guide, in that our stockholders' equity is less than $2 million and we have sustained losses from continuing operations and/or net losses in two of our three most recent fiscal years; (2) Section 1003(a)(ii) of the AMEX Company Guide, in that our stockholders' equity is less than $4 million and we have sustained losses from continuing operations and/or net losses in three of our four most recent fiscal years; (3) Section 1003(a)(iii) of the AMEX Company Guide, in that our stockholders' equity is less than $6 million and we have sustained losses from continuing operations and/or net losses in our five most recent fiscal years; and (4) Section 1003(a)(iv) of the AMEX Company Guide, in that we have sustained losses that are so substantial in relation to our overall operations or our existing financial resources, or our financial condition has become so impaired that it appears questionable, in the opinion of AMEX, as to whether or not we will be able to continue operations and/or meet our obligations as they mature.  In addition, AMEX noted that we are not in compliance with Section 301 of the AMEX Company Guide in that we failed to make a timely application to list additional shares of our common stock and we issued shares of our common stock without first obtaining AMEX’s approval.

           In order to maintain our AMEX listing, we must submit a plan by May 31, 2005, advising AMEX of the actions we have taken, or will take, that would bring us into compliance with the applicable listing standards within 18 months of the receipt of its notification letter.  If AMEX accepts our plan we may be able to continue our listing during the plan period of up to 18 months, during which time we will be subject to periodic review to determine if we are making progress consistent with the plan.  If we are not in compliance with the continued listing standards at the end of the 18-month plan period, or we do not make progress consistent with the plan during the plan period, AMEX staff will initiate delisting proceedings as appropriate.  If we do not submit a plan, or if we submi t a plan that is not accepted, we may be subject to delisting proceedings.

           We must contact AMEX no later than May 13, 2005 to confirm receipt of its notification letter and indicate whether we intend to submit a plan.  We intend to submit a compliance plan to AMEX by May 31, 2005. There is no guarantee that our plan will be completed, timely filed or accepted by AMEX.

ITEM 9.01

Financial Statements and Exhibits

Exhibit

Number

Description

99

Press Release of Magic Lantern Group, Inc. dated May 5, 2005.

*  *  *

SIGNATURES

Pursuant to the requirements of the Securities Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

MAGIC LANTERN GROUP, INC.

Date: May 5, 2005

By:  /s/ Robert A. Goddard

       Robert A. Goddard

       President & CEO